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Exhibit 10.1

                                    AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT


THIS AMENDMENT to Loan and Security Agreement (this "Amendment") is entered as of August 15, 2006, by and between Silicon Valley Bank ("Bank") and ATS Medical, Inc., a Minnesota corporation (the "Borrower") whose address is 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.


                                    RECITALS

         A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement").

         B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

         C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the dates for delivery of certain invoices and the repayment of any Excess New Equipment Advance, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

         D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.


                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

     2. Amendments to Loan Agreement.

          2.1 Section 2.1.6(a) (Purchase Dates). The second sentence of Section 2.1.6(a) reads as follows:

               The New Equipment Advance may only be used to finance or refinance Eligible Equipment purchased on or after June 1, 2005


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               and on or before May 31, 2006 ("New Equipment Advance Eligible
               Equipment").

Said sentence is hereby amended to read as follows:

               The New Equipment Advance may only be used to finance or refinance Eligible Equipment purchased on or after June 1, 2005 and on or before October 31, 2006 ("New Equipment Advance Eligible Equipment").

          2.2 Section 2.1.6(a) (Excess Payment Date). The fourth sentence of
     Section 2.1.6(a) reads as follows:

               If on June 30, 2006 the outstanding amount of the New Equipment Advance exceeds the aggregate Eligible Equipment Invoice Amounts for which Borrower has provided Bank with invoices, then Borrower shall immediately pay the amount of such excess (the "Excess New Equipment Advance") to Bank.

Said sentence is hereby amended to read as follows:

               If on October 31, 2006 the outstanding amount of the New Equipment Advance exceeds the aggregate Eligible Equipment Invoice Amounts for which Borrower has provided Bank with invoices, then Borrower shall immediately pay the amount of such excess (the "Excess New Equipment Advance") to Bank.

     2.3 Updated Financial Statements and TNW Covenant. Pursuant to the Amendment to Loan and Security Agreement dated March 29, 2006 among Bank and Borrower, Borrower agreed that (a) Borrower would provide Bank with updated financial statements by June 1, 2006, which financial statements would reflect the impact of the Acquisition (as defined therein), and (b) the Tangible Net Worth financial covenant would then be reset based upon such updated financial statements. Such agreement by Borrower is hereby amended to read as follows:

               (a) Borrower shall provide Bank with updated financial statements 30 days following the closing of the Acquisition (as defined in such Amendment), which financial statements shall reflect the impact of the Acquisition, and (b) the Tangible Net Worth financial covenant shall then be reset based upon such updated financial statements (provided that it shall not be reset to less than $40,000,000).


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         3.       LIMITATION OF AMENDMENTS.

                  3.1 The amendments set forth in SECTION 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

                  3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

         4. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

                  4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

                  4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

                  4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

                  4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

                  4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

                  4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or


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validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

                  4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

         5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         6. FEES AND EXPENSES. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $1,000, which fee is deemed fully earned on the date hereof, and shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its costs and expenses (including reasonable attorneys' fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower's loan account or any of Borrower's deposit accounts maintained with Bank.


                            [Signature page follows.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


BANK                                            BORROWER

Silicon Valley Bank                             ATS Medical, Inc.



By:    /s/ Charles Roehl                        By:    /s/ Deborah K. Chapman

Name:  Charles Roehl                            Name:  Deborah K. Chapman
Title: VP -- Relationship Manager               Title: Controller